Exhibit 99.3

ABBVIE INC.

OFFER TO EXCHANGE

Up to $750,000,000 aggregate principal amount of Senior Floating Rate Notes due May 2021, $750,000,000 aggregate principal amount of Senior Floating Rate Notes due November 2021, $1,750,000,000 aggregate principal amount of 2.150% Senior Notes due 2021, $1,175,701,000 aggregate principal amount of 5.000% Senior Notes due 2021, $2,627,036,000 aggregate principal amount of 3.450% Senior Notes due 2022, $1,462,358,000 aggregate principal amount of 3.250% Senior Notes due 2022, $750,000,000 aggregate principal amount of Senior Floating Rate Notes due 2022, $3,000,000,000 aggregate principal amount of 2.300% Senior Notes due 2022, $244,575,000 aggregate principal amount of 2.800% Senior Notes due 2023, $945,394,000 aggregate principal amount of 3.850% Senior Notes due 2024, $3,750,000,000 aggregate principal amount of 2.600% Senior Notes due 2024, $2,890,467,000 aggregate principal amount of 3.800% Senior Notes due 2025, $4,000,000,000 aggregate principal amount of 2.950% Senior Notes due 2026, $5,500,000,000 aggregate principal amount of 3.200% Senior Notes due 2029, $1,681,354,000 aggregate principal amount of 4.550% Senior Notes due 2035, $4,000,000,000 aggregate principal amount of 4.050% Senior Notes due 2039, $389,217,000 aggregate principal amount of 4.625% Senior Notes due 2042, $1,008,583,000 aggregate principal amount of 4.850% Senior Notes due 2044, $827,096,000 aggregate principal amount of 4.750% Senior Notes due 2045, $5,750,000,000 aggregate principal amount of 4.250% Senior Notes due 2049, €539,018,000 aggregate principal amount of 0.500% Senior Notes due 2021, €433,228,000 aggregate principal amount of 1.500% Senior Notes due 2023, €603,389,000 aggregate principal amount of 1.250% Senior Notes due 2024, €427,893,000 aggregate principal amount of 2.625% Senior Notes due 2028 and €513,538,000 aggregate principal amount of 2.125% Senior Notes due 2029 for a like aggregate principal amount of

Senior Floating Rate Notes due May 2021, Senior Floating Rate Notes due November 2021, 2.150% Senior Notes due 2021, 5.000% Senior Notes due 2021, 3.450% Senior Notes due 2022, 3.250% Senior Notes due 2022, Senior Floating Rate Notes due 2022, 2.300% Senior Notes due 2022, 2.800% Senior Notes due 2023, 3.850% Senior Notes due 2024, 2.600% Senior Notes due 2024, 3.800% Senior Notes due 2025, 2.950% Senior Notes due 2026, 3.200% Senior Notes due 2029, 4.550% Senior Notes due 2035, 4.050% Senior Notes due 2039, 4.625% Senior Notes due 2042, 4.850% Senior Notes due 2044, 4.750% Senior Notes due 2045, 4.250% Senior Notes due 2049, 0.500% Senior Notes due 2021, 1.500% Senior Notes due 2023, 1.250% Senior Notes due 2024, 2.625% Senior Notes due 2028 and 2.125% Senior Notes due 2029,  respectively, in a transaction registered under the Securities Act of 1933, as amended (the “Securities Act”)

Pursuant to the Prospectus dated            , 2020

                      , 2020

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

AbbVie Inc., a Delaware corporation (the “Company”), is offering, upon and subject to the terms and conditions set forth in the prospectus, dated              , 2020 (as amended or supplemented, the “Prospectus”), and related letter of transmittal (the “Letter of Transmittal”), to exchange (the “Exchange Offers”) up to (i) the aggregate principal amount outstanding of each series of Original USD Notes (as defined below) for a like aggregate principal amount of Exchange USD Notes (as defined below) and (ii) the aggregate principal amount outstanding of each series of Original Euro Notes (as defined below) for a like aggregate principal amount of Exchange Euro Notes (as defined below), each in a transaction registered under the Securities Act.

Series of Original USD Notes (collectively, the “Original USD Notes”)	Aggregate Principal Amount Outstanding	Series of Notes Registered Under the Securities Act (collectively, the “Exchange USD Notes”)
Senior Floating Rate Notes due May 2021	$750,000,000	Senior Floating Rate Notes due May 2021
Senior Floating Rate Notes due November 2021	$750,000,000	Senior Floating Rate Notes due November 2021
2.150% Senior Notes due 2021	$1,750,000,000	2.150% Senior Notes due 2021
5.000% Senior Notes due 2021	$1,175,701,000	5.000% Senior Notes due 2021
3.450% Senior Notes due 2022	$2,627,036,000	3.450% Senior Notes due 2022
3.250% Senior Notes due 2022	$1,462,358,000	3.250% Senior Notes due 2022
Senior Floating Rate Notes due 2022	$750,000,000	Senior Floating Rate Notes due 2022
2.300% Senior Notes due 2022	$3,000,000,000	2.300% Senior Notes due 2022
2.800% Senior Notes due 2023	$244,575,000	2.800% Senior Notes due 2023
3.850% Senior Notes due 2024	$945,394,000	3.850% Senior Notes due 2024
2.600% Senior Notes due 2024	$3,750,000,000	2.600% Senior Notes due 2024
3.800% Senior Notes due 2025	$2,890,467,000	3.800% Senior Notes due 2025
2.950% Senior Notes due 2026	$4,000,000,000	2.950% Senior Notes due 2026
3.200% Senior Notes due 2029	$5,500,000,000	3.200% Senior Notes due 2029
4.550% Senior Notes due 2035	$1,681,354,000	4.550% Senior Notes due 2035
4.050% Senior Notes due 2039	$4,000,000,000	4.050% Senior Notes due 2039
4.625% Senior Notes due 2042	$389,217,000	4.625% Senior Notes due 2042
4.850% Senior Notes due 2044	$1,008,583,000	4.850% Senior Notes due 2044
4.750% Senior Notes due 2045	$827,096,000	4.750% Senior Notes due 2045
4.250% Senior Notes due 2049	$5,750,000,000	4.250% Senior Notes due 2049

Series of Original Euro Notes (collectively, the “Original Euro Notes”)	Aggregate Principal Amount Outstanding	Series of Notes Registered Under the Securities Act (collectively, the “Exchange Euro Notes”)
0.500% Senior Notes due 2021	€539,018,000	0.500% Senior Notes due 2021
1.500% Senior Notes due 2023	€433,228,000	1.500% Senior Notes due 2023
1.250% Senior Notes due 2024	€603,389,000	1.250% Senior Notes due 2024
2.625% Senior Notes due 2028	€427,893,000	2.625% Senior Notes due 2028
2.125% Senior Notes due 2029	€513,538,000	2.125% Senior Notes due 2029

The Original USD Notes and the Original Euro Notes are collectively referred to herein as the “Original Notes.” The Exchange USD Notes and the Exchange Euro Notes are collectively referred to herein as the “Exchange Notes.” Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Prospectus.

The terms of the Exchange Notes are substantially identical to the terms of the corresponding series of the Original Notes, except that the offering of the Exchange Notes will be registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the Original Notes do not apply to the Exchange Notes.

The Exchange Offers are being made in order to satisfy certain obligations of the Company contained in (i) the Registration Rights Agreement, dated November 21, 2019, by and among AbbVie Inc. and Morgan Stanley & Co. LLC, BofA Securities, Inc. and Barclays Capital Inc. and (ii) the Registration Rights Agreement, dated May 14, 2020, by and among AbbVie Inc. and Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc., BNP Paribas Securities Corp., HSBC Securities (USA) Inc., Mizuho Securities USA LLC and Wells Fargo Securities, LLC.

We are requesting that you contact your clients for whom you hold Original Notes regarding the Exchange Offers. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, we are enclosing the following documents:

1.                                      The Prospectus, dated             , 2020;

2.                                      The Letter of Transmittal, dated           , 2020, for your use in connection with the tender of Original Notes and for the information of your clients; and

3.                                      A form of letter which may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offers.

Your prompt action is requested. The Exchange Offers will expire at 5:00 p.m., New York City time, on              , 2020, unless extended by the Company in its sole discretion (such date and time as it may be extended, the “Expiration Date”). Original Notes tendered pursuant to the Exchange Offers may be withdrawn (in accordance with the procedures set forth in the Prospectus) at any time before the Expiration Date.

The Company will not pay any fees or expenses to any broker, dealer, commercial bank or trust company or any other person (other than the Exchange Agents) in connection with the solicitation of tenders of the Original Notes pursuant to the Exchange Offers.

To participate in the Exchange Offers for the Original USD Notes, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal (or an Agent’s Message (as defined in the Letter of Transmittal) in lieu of the Letter of Transmittal, which states that the Depository Trust Company (“DTC”) has received an express acknowledgment from the tendering participant in its Automated Tender Offer Program stating that such participant has received and agrees to be bound by the Letter of Transmittal and that the Company may enforce such Letter of Transmittal against the participant) must be sent to the USD Exchange Agent and certificates, if any, representing the Original USD Notes (or confirmation of a book-entry transfer of such Original USD Notes into the USD Exchange Agent’s account at DTC) must be delivered to the USD Exchange Agent, in each case, in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

To participate in the Exchange Offers for the Original Euro Notes, an Electronic Consent Instruction should be submitted on the holder’s behalf as described in the Prospectus under the caption “The Exchange Offers—Procedures for Tendering—Procedures for Tendering Original Euro Notes.” By submitting an Electronic Consent Instruction, holders of Original Euro Notes will be deemed to have agreed to the terms of the Letter of Transmittal. The Letter of Transmittal is to be completed by a holder of Original Euro Notes only if the tender of Original Euro Notes will be made by book-entry transfer to the relevant account maintained at Euroclear or Clearstream according to the procedures described in the Prospectus under the heading “The Exchange Offers—Procedures for Tendering—Procedures for Tendering Original Euro Notes” and an Electronic Consent Instruction is not being transmitted.

Any inquiry you may have with respect to the Exchange Offers for the Original USD Notes, or requests for additional copies of the enclosed materials, should be directed to the USD Exchange Agent at the address and telephone number set forth in the Prospectus under the caption “The Exchange Offers—Exchange Agents.”  Any inquiry you may have with respect to the Exchange Offers for the Original Euro Notes, or requests for additional copies of the enclosed materials, should be directed to the Euro Exchange Agent for the Exchange Offers at the address and telephone number set forth in the Prospectus under the caption “The Exchange Offers—Exchange Agents.”

Very truly yours,

ABBVIE INC.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFERS, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.